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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


THE BOARD OF DIRECTORS
GENESIS MICROCHIP INCORPORATED


We consent to the use of our report dated May 4, 2001, with respect to the consolidated financial statements of Genesis Microchip Incorporated as at March 31, 2001 and March 31, 2000 and for the year ended March 31, 2001, the year ended March 31, 2000 and the ten months ended March 31, 1999, incorporated herein by reference.


/s/ KPMG LLP
Chartered Accountants

Toronto, Canada
February 20, 2002